EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchange

__________________ NEWS _________________

Vista Gold Corp. Announces 2013 Results and Provides Update on Recent Activities

Denver, Colorado, March 17, 2014 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its audited financial results and highlights for the fiscal year ended December 31, 2013. Management's quarterly conference call to discuss these results is scheduled for 2:30 p.m. MDT on March 19, 2014. The Company’s full audited financial statements, Management's Discussion and Analysis together with other important disclosures can be found in the Company's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Recent Highlights:

●
Completed the sale of approximately 50% of our shares in Midas Gold Corp. (“Midas”), raising approximately $10.8 million net proceeds from which we have paid down our debt to a balance of approximately $1.3 million;

●	Implemented aggressive cost cutting measures at our Mt. Todd gold project and in the corporate office;
●	Advanced the Mt. Todd gold project Environmental Impact Statement (“EIS”) toward final approval and continued to review project development alternatives;
●	Signed a non-binding Letter of Intent with Cangold Limited to option our interest in the Guadalupe de los Reyes gold/silver project;
●	Sold the Los Cardones gold project, $7.0 million in cash received and an optional payment of $6.25 million due in July 2014 (project is returned to Vista if the optional payment is not made); and
●	Converted our position in the Awak Mas gold project to a NSR royalty.

Frederick H. Earnest, President and Chief Executive Officer, commented, “I am pleased with the way we responded to the challenges we faced in 2013. We have financed the Company without dilution, and have successfully downsized and simplified our business which has dramatically reduced our cash burn rate.  At this time, we believe we have sufficient cash to operate through 2014, and to repay our debt in full.  We continue to seek non-dilutive sources of financing, such as the sale of non-core assets, to finance the Company well into 2015. Our financing plans do not include any additional sales of the 15.8 million shares in Midas that we continue to hold.  We remain focused on our flagship Mt. Todd gold project where we are targeting approval of the final EIS in the third quarter of this year. This will position the project for rapid development in an improving gold market.”

Summary of 2013 Financial Results

We reported a net loss of $59.5 million or $0.73 per share for the year ended December 31, 2013.  This includes an unrealized $48.5 million mark-to-market loss on our investment in Midas, partly offset by a $15.4 million deferred tax benefit substantially related to this loss, and a $3.5 million impairment of the Colomac mill equipment which is held for sale. During the year ended December 31, 2012, we reported net loss of $70.7 million, or $0.95 per share. The 2012 results included a $50.4 million unrealized loss on our investment in Midas.

Expenditures for exploration and property holding costs, principally at our Mt. Todd gold project, were down approximately 43% from 2012. In early 2013, we completed several cash intensive programs such as water treatment and the prefeasibility study for the Mt. Todd gold project.  In addition, several significant cost cutting measures, including staff reductions and voluntary compensation reductions were introduced at the Mt. Todd gold project.

Corporate cost reduction measures have also successfully been implemented.  Corporate G&A costs are down approximately 32% from 2012 levels, principally because of staff reductions, and voluntary compensation reductions in 2013.

Our working capital at December 31, 2013 totaled approximately $8.6 million, including cash of approximately $5.5 million. After giving effect to the February 2014 sale of 16 million shares of Midas, and the related repayment of approximately $5.0 million of our loan, our pro forma working capital increases to approximately $14.5 million, including approximately $11.2 million of cash.

To review the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including the related Management's Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal year ended December 31, 2013 and to discuss corporate and project activities is scheduled for Wednesday, March 19, 2014 at 2:30p.m. MDT.

Toll-free in North America: 1-866-443-4188
International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/yearend/site/

This call will be archived and available at www.vistagold.com after March 19, 2014.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 592832.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars.

About Vista Gold Corp.

Vista’s principal assets include its flagship Mt. Todd gold project in Northern Territory, Australia, and an 11.2% holding in Midas. In addition to non-core projects in Mexico and California, Vista holds royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, the timing for anticipated EIS approval, the position of the Mt. Todd gold project for rapid development in an improving gold market, receipt of the optional payment for the sale of the Los Cardones gold project, sufficiency of current cash for Vista operations through 2014 and to repay our debt in full, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 17, 2014 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.